DRC Reports Fourth Quarter and Year-End 2012 Results

--- 2012 Adjusted EBITDA of 9.9 Percent on Revenue of $317 Million ---
--- 2012 Free Cash Flow of $23 Million, 7.3 Percent of Revenue ---
--- 2012 Debt Repayments of $28 Million Drop Leverage to 3.0 Times EBITDA ---
--- Qualified New Business Pipeline of $1.1 Billion, Up 15 Percent In Past 3 Months ---

Andover, Mass. - February 20, 2013 - Dynamics Research Corporation (Nasdaq: DRCO), a leading technology and management consulting company focused on driving performance, process and results for government clients, today announced operating results for the fourth quarter and year ended December 31, 2012.

Financial Results
Results for the fourth quarter of 2012 included $2.0 million in charges related to accelerated debt repayment.  Excluding these charges net income for the fourth quarter was $1.9 million, or $0.18 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter of 2012 was $7.7 million, or 10.4 percent of revenue. Including the accelerated debt repayment charge of $2.0 million, reported net income for the fourth quarter of 2012 was $0.6 million, or $0.06 per diluted share.  Revenue for the fourth quarter of 2012 was $73.5 million, compared with $88.2 million for the same period in 2011.

Excluding accelerated debt repayment and goodwill impairment charges in 2012, as well as transaction expenses in 2011, adjusted net income was $7.9 million, or $0.76 per diluted share, for the year ended December 31, 2012 compared with $12.8 million, or $1.25 per diluted share, for the full year 2011. Adjusted EBITDA for the year ended December 31, 2012 was $31.5 million, or 9.9 percent of revenue, compared with $35.8 million, or 11.1 percent of revenue, for 2011.  Including pre-tax accelerated debt repayment and goodwill impairment charges of $50.6 million, the net loss was $24.2 million for the year ended December 31, 2012.  For the year ended December 31, 2012 revenue was $317.0 million compared to $322.6 million for 2011, including the results of High Performance Technologies, Inc. subsequent to the merger date June 30, 2011.

Business Highlights
"Fiscal 2012 was a challenging year but one that saw its share of accomplishments, as we booked $156 million of new contract wins and ended the year with a solid contract backlog, while at the same time significantly de-levering our balance sheet," said Jim Regan, DRC's chairman and chief executive officer.  "No doubt the federal market continues to present uncertainties and challenging conditions. Nevertheless, we see increasing opportunities going forward, as evidenced by the growth in our qualified new business pipeline – which now stands at $1.1 billion, up 15 percent in the past three months.  We are making the necessary investments needed to capitalize on these opportunities, while concurrently managing costs to maintain our competitiveness and improve shareholder value.

"We reported another strong quarter and year from a cash generation perspective, enabling us to prepay $15 million of subordinated debt at the end of 2012.  In the past 18 months we have paid off a total of $58 million of the $150 million in debt put in place for the High Performance Technologies merger completed June 30, 2011.  We generated $23 million in free cash flow in 2012, equivalent to a yield of 7.3 percent on revenue; our free cash flow yield and federal receivables of 50 days sales outstanding remain among the strongest in our industry.

"Longer term, as federal priorities are clarified and budget decisions made, we anticipate improved market visibility.  We are confident the Company is well positioned in the most vital market sectors, which will remain well funded – with more than 70 percent of our business base concentrated in the areas of healthcare, research and development, homeland security, intelligence, surveillance and reconnaissance, and financial and regulatory reform."

Company Guidance
For the first quarter 2013 the Company anticipates revenue in the range of $73 to $75 million and earnings of $0.12 to $0.14 per diluted share.  Considering current uncertainties regarding federal government expenditure decisions, the Company is at this time refraining from providing financial guidance for the balance of the calendar year 2013.

Conference Call
The Company will conduct a fourth quarter and year end 2012 conference call tomorrow, February 21, 2013 at 10:00 a.m. ET.  The call will be available via telephone at 877-303-4382 and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation's investor relations home page at www.drc.com and by telephone at 800-585-8367, replay passcode # 91757014, beginning at 1:00 p.m. ET on February 21, 2013.

About Dynamics Research Corporation
Dynamics Research Corporation (DRC) provides technology and management consulting solutions focused on driving performance, process and results for government clients.  DRC offers innovative solutions and delivers rock solid results.  DRC has large company capabilities and small company agility.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. region.  For more information please visit our website at www.drc.com.

Safe Harbor
Certain statements contained in this news release, which are not historical facts or are related to future plans, events, revenues and earnings expectations, objectives and outlooks are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, by their nature, are uncertain and subject to a number of risks and uncertainties that could adversely affect the Company's results.  We can provide no assurance that these statements will prove to be correct.  Consequently, actual results could materially differ from these statements.  For more detailed information concerning how these risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent forms 10-K and 10-Q and other documents filed with the Securities and Exchange Commission.  Further, the Company is under no duty or obligation to update or revise any forward looking statements as a result of events or new information.

Non-GAAP Financial Information
DRC discloses earnings before interest, taxes, depreciation and amortization and free cash flow, which are not recognized measures under GAAP.  We have provided a reconciliation of adjusted EBITDA, adjusted to conform to the definition used in our loan agreements and free cash flow in Attachment V of this announcement.  When evaluating DRC's financial results investors should evaluate each adjustment to reported GAAP financial measures in the reconciliation as additional information and not use this non-GAAP financial measure as alternatives to reported GAAP financial measures.  DRC presents these financial measures because the Company believes they provide investors with important supplemental information to assist them in assessing DRC's financial results.

CONTACTS:	Investors:	Chris Witty	Media:	Ilina Dimitrova
		Darrow Associates, Inc.		Sage Communications (for DRC)
		646.438.9385		703.531.8256
		cwitty@darrowir.com		ilinad@aboutsage.com

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	December 31,
	2012	2011
Revenue	$73,504	$88,222
Cost of revenue	60,973	70,221
Gross profit	12,531	18,001

Selling, general and administrative expenses	5,869	6,950
Amortization of intangible assets	1,031	1,491
Operating income	5,631	9,560
Interest expense, net	(4,676)	(2,881)
Other income, net	131	116
Income before provision for income taxes	1,086	6,795
Provision for income taxes	439	2,761
Net income	$647	$4,034

Earnings per share:
Basic	$0.06	$0.39
Diluted	$0.06	$0.39

Weighted average shares outstanding:
Basic	10,388,743	10,263,300
Diluted	10,415,276	10,318,477

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
	2012	2011
Revenue	$316,974	$322,597
Cost of revenue	267,097	265,967
Gross profit	49,877	56,630

Selling, general and administrative expenses	24,854	26,469
Amortization of intangible assets	4,124	3,792
Impairment of goodwill	48,600	-
Operating income (loss)	(27,701)	26,369
Interest expense, net	(12,655)	(6,928)
Other income, net	2,609	122
Income before provision (benefit) for income taxes	(37,747)	19,563
Provision (benefit) for income taxes	(13,512)	8,106
Net income (loss)	$(24,235)	$11,457

Earnings (loss) per share:
Basic	$(2.34)	$1.13
Diluted	$(2.34)	$1.12

Weighted average shares outstanding:
Basic	10,369,228	10,108,907
Diluted	10,369,228	10,219,408

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	December 31,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$2	$3,908
Contract receivables, net	48,112	66,466
Prepaid expenses and other current assets	2,538	2,566
Total current assets	50,652	72,940
Noncurrent assets
Property and equipment, net	12,511	15,265
Goodwill	163,205	211,805
Intangible assets, net	14,617	18,741
Deferred tax asset	14,678	497
Other noncurrent assets	4,388	4,312
Total noncurrent assets	209,399	250,620
Total assets	$260,051	$323,560

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$15,125	$12,375
Accounts payable	24,847	24,504
Accrued compensation and employee benefits	14,933	24,902
Deferred taxes	3,009	3,383
Other accrued expenses	5,307	8,556
Total current liabilities	63,221	73,720
Long-term liabilities
Long-term debt	74,018	102,453
Other long-term liabilities	34,941	33,066
Total stockholders' equity	87,871	114,321
Total liabilities and stockholders' equity	$260,051	$323,560

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
National defense and intelligence agencies	$41,217	$50,969	$183,197	$205,730
Homeland security	11,270	12,082	47,429	48,655
Federal civilian agencies	16,679	21,698	69,967	53,436
Total revenue from federal agencies	69,166	84,749	300,593	307,821
State and local government agencies and other	4,338	3,473	16,381	14,776
Total revenue	$73,504	$88,222	$316,974	$322,597

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Fixed price, including service-type contracts	44%	48%	45%	48%
Time and materials	37	34	35	32
Cost reimbursable	19	18	20	20
	100%	100%	100%	100%

Prime contract	81%	84%	83%	79%
Sub-contract	19	16	17	21
	100%	100%	100%	100%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$7,734	$11,694	$24,040	$25,972
Capital expenditures	$291	$189	$1,041	$1,714
Depreciation	$884	$1,049	$3,883	$3,823
Bookings	$54,358	$61,506	$305,995	$336,140

	December 31,	December 31,
	2012	2011
Total backlog	$731,676	$801,932
Funded backlog	$163,645	$183,336
Employees	1,255	1,534

ATTACHMENT V

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA) (unaudited) AND
FREE CASH FLOW (unaudited)
(Dollars in thousands)

As presented, adjusted EBITDA is defined as follows:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income (loss)	$647	$4,034	$(24,235)	$11,457
Add:
Interest expense, net	4,676	2,881	12,655	6,928
Provision (benefit) for income taxes	439	2,761	(13,512)	8,106
Depreciation expense	884	1,049	3,883	3,823
Amortization expense	1,031	1,491	4,124	3,792
Share-based compensation	155	165	677	686
Impairment of goodwill	-	-	48,600	-
Transaction costs, net of amounts included in net interest expense	-	-	-	1,703
Less: amortization of deferred gain on sale of building	(169)	(169)	(676)	(676)
Adjusted EBITDA(1)	$7,663	$12,212	$31,516	$35,819
Adjusted EBITDA, as a percent of revenue	10.4%	13.8%	9.9%	11.1%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$7,734	$11,694	$24,040	$25,972
Less: Additions to property and equipment	(291)	(189)	(1,041)	(1,714)
Free cash flow	$7,443	$11,505	$22,999	$24,258
Free cash flow, as a percent of revenue	10.1%	13.0%	7.3%	7.5%

(1) We have calculated adjusted EBITDA to conform with the definition of EBITDA provided in our loan agreements to help investors understand that component of our debt covenant calculations. We may have calculated EBITDA differently than it is calculated by other companies.

ATTACHMENT VI

DYNAMICS RESEARCH CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended	Year Ended December 31,
	December 31, 2012	2012	2011
Revenue	$73,504	$316,974	$322,597
Cost of revenue	60,973	267,097	265,967
Gross profit	12,531	49,877	56,630

Non-GAAP selling, general and administrative expenses	5,869	24,854	24,766
Amortization of intangible assets	1,031	4,124	3,792
Non-GAAP operating income	5,631	20,899	28,072
Non-GAAP interest expense, net	(2,636)	(10,615)	(6,395)
Other income, net	131	2,609	122
Income before provision for income taxes	3,126	12,893	21,799
Provision for income taxes	1,255	5,004	9,046
Non-GAAP net income	$1,871	$7,889	$12,753

Non-GAAP earnings per share:
Non-GAAP Basic	$0.18	$0.76	$1.26
Non-GAAP Diluted	$0.18	$0.76	$1.25

Weighted average shares outstanding:
Basic	10,388,743	10,369,228	10,108,907
Diluted	10,415,276	10,410,698	10,219,408

ATTACHMENT VII

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except share and per share data)

	Three Months Ended	Year Ended December 31,
	December 31, 2012	2012	2011
Selling, general and administrative expenses	$5,869	$24,854	$26,469
Operating transaction costs	-	-	(1,703)
Non-GAAP selling, general and administrative expenses	$5,869	$24,854	$24,766

Operating income (loss)	$5,631	$(27,701)	$26,369
Impairment of goodwill	-	48,600	-
Operating transaction costs	-	-	1,703
Non-GAAP operating income	$5,631	$20,899	$28,072

Interest expense, net	$(4,676)	$(12,655)	$(6,928)
Charges related to accelerated debt repayment	2,040	2,040	-
Non operating transaction costs	-	-	533
Non-GAAP interest expense, net	$(2,636)	$(10,615)	$(6,395)

Income (loss) before provision (benefit) for income taxes	$1,086	$(37,747)	$19,563
Impairment of goodwill	-	48,600	-
Charges related to accelerated debt repayment	2,040	2,040	-
Total transaction costs	-	-	2,236
Non-GAAP income before provision for income taxes	$3,126	$12,893	$21,799

Provision (benefit) for income taxes	$439	$(13,512)	$8,106
Tax benefit for impairment of goodwill	-	17,700	-
Tax benefit for charges related to accelerated debt repayment	816	816	-
Tax benefit for transaction costs	-	-	940
Non-GAAP provision for income taxes	$1,255	$5,004	$9,046

Net income (loss)	$647	$(24,235)	$11,457
Impairment of goodwill, net of income taxes	-	30,900	-
Charges related to accelerated debt repayment, net of income taxes	1,224	1,224	-
Total transaction costs, net of taxes	-	-	1,296
Non-GAAP net income	$1,871	$7,889	$12,753

Earnings (loss) per share:
Basic	$0.06	$(2.34)	$1.13
Per share effect of goodwill impairment	-	2.98	-
Per share effect of charges related to accelerated debt repayment	0.12	0.12	-
Per share effect of transaction costs	-	-	0.13
Non-GAAP Basic	$0.18	$0.76	$1.26

Diluted	$0.06	$(2.33)	$1.12
Per share effect of goodwill impairment	-	2.97	-
Per share effect of charges related to accelerated debt repayment	0.12	0.12	-
Per share effect of transaction costs	-	-	0.13
Non-GAAP Diluted	$0.18	$0.76	$1.25

Weighted average shares outstanding:
Basic	10,388,743	10,369,228	10,108,907
Diluted	10,415,276	10,410,698	10,219,408